Exhibit 1.01

Thoratec Corporation

Conflict Minerals Report

For the reporting period from January 1, 2014 to December 31, 2014

This Conflict Minerals Report (the “Report”) of Thoratec Corporation (the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934 for the reporting period January 1, 2014 to December 31, 2014 (the “Reporting Period”).

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, certain of the Company’s operations manufacture, or contract to manufacture, products, and the Company has determined that Conflict Minerals are necessary to the functionality or production of those products.

The information included in this Report reflects activities of the Company and its other consolidated entities for the Reporting Period. The Company manufactures certain of the products covered by this Report at its Pleasanton, California-based facilities, and manufactures the other products covered by this Report at the Zurich, Switzerland-based facilities of the Company’s wholly-owned subsidiary Thoratec Switzerland GmbH (“TSG”).

Products Covered by this Report

This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during the Reporting Period (collectively, the “Covered Products”).  In 2014, the Company’s Covered Products were its CentriMag®, HeartMate II®, HeartMate III™, PediMag®/PediVas®, and Thoratec® PVAD™ products, which are medical devices used for circulatory support, as well as their respective accessories.

Reasonable Country of Origin Inquiry

The Company conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the Conflict Minerals in the Covered Products for the Reporting Period. This good faith RCOI was reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may have come from recycled or scrap sources. Because, based on its RCOI, the Company could not determine the country of origin of all Conflict Minerals in its supply chain, the Company performed due diligence on the source and chain of custody of the Conflict Minerals.

Design of Due Diligence

The Company’s due diligence measures have been designed to conform, in all material respects, to the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”), consistent with the Company’s position as downstream company.

Description of Due Diligence Measures

The Company’s due diligence measures performed with respect to the Covered Products, the manufacture of which was completed during 2014, included the following:

Established Strong Company Management Systems

•                  Conflict Minerals Policy. The Company has adopted a policy relating to Conflict Minerals (the “Company Policy”), which states that the Company supports the goal of preventing armed groups in the Covered Countries from benefitting from the sourcing of Conflict Minerals from that region.  It further describes the Company’s commitment to responsible sourcing of materials for its products and its support for greater transparency with regard to the supply chain. Lastly, the Company Policy enumerates the Company’s expectations for steps its suppliers will take in furtherance of these goals.

•                  Internal Team. In 2012, the Company formed a Conflicts Minerals working group for its Pleasanton, California-based manufacturing operations, comprising members of the Company’s Legal, Manufacturing Engineering, and Supply Chain Departments.  In 2013, the Company formed a similar working group for TSG. This second working group comprised members of the Company’s Legal Department and the leaders of TSG’s operations and their delegates.  Both working groups were led by the Company’s Compliance Officer and reported their progress to the Company’s Vice President of Operations.  The two working groups followed parallel processes in completing the steps outlined below for the Reporting Period.

•                  System of Controls and Transparency. The working group collectively devised, in addition to the Company Policy, a Conflict Minerals plan and procedures for the RCOI and supply chain due diligence using due diligence tools developed by the Conflict-Free Sourcing Initiative (“CFSI”), as well as a system for internal information management, including development of a “product mapping table,” designed to collect and retain the information necessary to support the Company’s conflict minerals inquiry and reporting.

Identify and Assess Risk in the Supply Chain

In performing due diligence on the source and chain of custody of the Conflict Minerals contained in the Covered Products, the Company followed the process described below:

•                  The objectives of both working groups were as follows: to determine which of the Company’s products contained Conflict Minerals that are necessary to the functionality or production of the product; to determine which components within these products contained the Conflict Minerals; to identify the suppliers of these components; and to engage all of these suppliers in the Company’s efforts to determine the sources and chains of custody of the Conflict Minerals within their respective supply chains.

•                  Beginning in late 2014, members of the Pleasanton working group from the Manufacturing Engineering Department and members of the TSG working group reviewed product specifications and other relevant information to determine which of the Company’s products contained Conflict Minerals that were necessary to the functionality or production of the products for the Reporting Period. During the first quarter of 2015, these members further analyzed the available information to identify each component that contained Conflict Minerals, the supplier of such component, and the particular Conflict Mineral(s) that such component contained. The members recorded this information in a “product mapping” table and distributed it to the working group for review and comment.

•                  Members of the working groups from the Supply Chain Department reviewed receipts and other documentation to eliminate from the “product mapping” tables those components that were “outside the supply chain” prior to January 31, 2013 and thus not subject to the assessment and reporting requirements under the Rule. The working groups subsequently reviewed these analyses following the expiration of the Reporting Period to verify that the Company had not reordered components from any of the eliminated suppliers, or ordered components from any new suppliers, during the remainder of the Reporting Period. The resulting supplier lists comprised all of the suppliers that the Company would need to engage to determine the sources of Conflict Minerals in its supply chain.

•                  Next, working group members contacted all of the Company’s suppliers on these lists to request information regarding the source of Conflict Minerals in their respective supply chains. After allowing a reasonable period for suppliers to respond, the working group members sent reminder letters to those suppliers that had not yet provided the information the Company had requested in its initial inquiry.

•                  To facilitate the collection of complete, accurate, standardized, and verifiable information, the Company requested that its suppliers complete the Conflict Minerals Reporting Template (the “Reporting Template”) made available by the CFSI. The Reporting Template requires the supplier to identify which Conflict Minerals are contained in its products, indicate whether the Conflict Minerals originated from the Covered Countries, state whether the Conflict Minerals came from a recycler or scrap supplier, and identify the smelters from which the Conflict Minerals were obtained.  The Reporting Template also requires the supplier to answer several questions relating to the type and extent of due diligence it performed on its supply chain, including whether it required its upstream suppliers to complete Reporting Templates. The Company also requested that suppliers notify the Company if they received additional information about the Conflict Minerals in their supply chains after the dates of their initial responses to the Company.

•                  Following completion of the supplier outreach described above, members of the Company’s Legal Department reviewed all of the responses received from the Company’s suppliers for completeness, accuracy and reliability. Responses were deemed incomplete if the supplier failed to fill in required fields within the Reporting Template, if the supplier indicated that its due diligence was ongoing, incomplete, or inconclusive, or if the supplier passed along the required information for some, but not all, of its upstream suppliers for the applicable component. Responses were deemed inaccurate if they conflicted with the Company’s prior “product mapping” analysis, or if the responses were internally inconsistent. And responses were deemed unreliable if, based on the information provided, it appeared that the supplier had not performed adequate due diligence to support its declaration regarding the source of its Conflict Minerals.

•                  In April and May 2015, the working groups contacted each supplier that had submitted an incomplete, inaccurate or unreliable response to the Company’s prior inquiries. At this time, the working groups also tried once more to engage those suppliers that had not responded to its prior inquiries, including by explaining to them the requirements of the Rule and the Company’s expectations for its suppliers with respect to Conflict Minerals.

•                  Ultimately, the Company received responses from more than 90 percent of its suppliers during the course of its initial and follow-up supplier outreach. In some instances, the Company’s follow-up inquiries yielded the additional information the Company required regarding the sources of Conflict Minerals in its supply chain. In other instances, however, the Company was unable to obtain the necessary information from the suppliers. When possible, the working groups used publicly available information to supplement the incomplete information received from suppliers and to form a more complete understanding of the source and chain of custody of Conflict Minerals in the Company’s supply chain.

•                  To the extent that the working groups were able to identify smelters and refiners that might be in the Company’s supply chain based on data provided by its suppliers, the Company took steps to assess the risk that Conflict Minerals in the Covered Products directly or indirectly financed or benefitted armed groups in the Covered Countries.  To that end, the Company examined whether each smelter or refiner had been validated as conflict-free through industry group programs, such as the CFSI’s Conflict-Free Smelter Program (“CFSP”). The CFSP provides a list of smelters and refiners that an independent third-party audit has confirmed have systems in place that comply with the CFSP’s assessment protocols to ensure sourcing of only conflict-free minerals.

•                  As a final step, the working groups used the information obtained through the Company’s due diligence process to compile a list of the smelters and refiners reasonably believed to have been used to process the Conflict Minerals contained in the Covered Products. The working groups also compiled a list of the countries from which the Company reasonably believed the Conflict Minerals contained in the Covered Products had originated. Members of the working groups then presented these lists to members of the Company’s senior management.

Design and Implement a Strategy to Respond to Identified Risks

Of the smelters or refiners that have been identified as potentially applicable, some have not been identified as smelters validated by the CFSP.  Through the Company Policy, as well as through its individual follow-up with direct suppliers, the Company has taken steps to encourage its suppliers to source from validated smelters.

Results of Due Diligence

Carry Out Independent Third-Party Audit of Supply Chain

The Company does not have any direct relationships with smelters or refiners that process Conflict Minerals, and it does not perform or direct audits of these entities within its supply chain.  As an alternative, the Company has relied on information collected and provided by independent third-party audit programs, such as the CFSP.

Report Annually on Supply Chain Due Diligence

The Company expects to report annually, as required by the Rule, and has posted this Report on its website: http://phx.corporate-ir.net/phoenix.zhtml?c=95989&p=irol-govHighlights.

Results of Due Diligence

Identified Smelters and Refiners

Several of the Company’s suppliers indicated that the Conflict Minerals in their respective supply chains were obtained from more than one smelter or refiner.  Certain of these suppliers provided this information for the particular products they supply to the Company, while others provided this information on a division- or company-wide basis.  When the supplier provided product-level information, the Company listed in this Report all of the smelters or refiners identified by the supplier.  When the supplier provided only division- or company-level information, the Company determined that it did not have sufficient information to identify the particular smelter or refiner that processed the Conflict Minerals contained in the particular component supplied to the Company, and thus did not list the smelters or refiners in this Report.  Nevertheless, in certain of these instances, the Company was able to verify that all of the smelters and refiners identified by the supplier had been designated “conflict-free” by an independent, third-party auditor, such as through the CFSP.  Based on this information, the Company was able to conclude that the Conflict Minerals it received from that supplier were “conflict-free,” notwithstanding that the particular smelters or refiners could not be reliably determined by the Company, and are thus not listed in this Report.

Based on the information that was provided by the Company’s suppliers and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in the Covered Products included the smelters and refiners listed on Appendix 1.

Identified Countries of Origin

Based on the information obtained pursuant to the due diligence process, the Company does not have sufficient information, with respect to the Covered Products, to determine the country of origin of the Conflict Minerals in the Covered Products.  None of the suppliers that provided product-level information identified the country of origin for the Conflict Minerals, and the Company determined to not include countries of origin identified by suppliers that listed multiple countries of origin at the division or company level in its consideration, consistent with the Company’s approach with respect to smelters and refiners.

Efforts to Determine Mine or Location of Origin

To determine the mines or location of origin of the Conflict Minerals with the greatest possible specificity, the Company performed the due diligence measures described above. Based on the Company’s review of the information obtained through its supply chain, as well as publicly available information, the Company determined that it did not have sufficient information to identify the specific mine or location of origin of the Conflict Minerals within the above-referenced countries of origin.

Future Risk Mitigation and Improvements to Due Diligence Process

To improve its due diligence measures and further mitigate the risk that the necessary Conflict Minerals contained in the Company’s products benefitted armed groups in the Covered Countries, the Company expects to continue or begin engaging its current and new suppliers as follows:

•                  Educate suppliers regarding the nature and extent of the information that the Company is required to obtain and disclose under the Rule;

•                  Advise suppliers on the design and implementation of procedures to obtain current, accurate and complete information about the source of the Conflict Minerals contained in the products they supply to the Company;

•                  Encourage suppliers to adopt responsible sourcing policies and to encourage smelters and refiners to obtain a “conflict-free” designation from the CFSP or another independent, third-party auditor;

•                  Requesting that suppliers complete their Reporting Templates by providing product- or component-specific information; and

•                  Cooperate with any industry-wide efforts that may be initiated within the medical device industry to encourage “conflict-free” supply chains.

Inherent Limitations on Due Diligence Measures

The Company’s supply chain with respect to the Covered Products is complex, and its manufacturing process is significantly removed from the mining, smelting and refining of Conflict Minerals. In this regard, the Company does not purchase Conflict Minerals directly from mines, smelters or refiners, and there are many third parties in the supply chain between the ultimate manufacture of the Covered Products and the original sources of Conflict Minerals.  The Company must therefore rely on its suppliers to provide information regarding the origin of Conflict Minerals that are included in the Covered Products. Moreover, the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals and, therefore, has taken steps to identify the applicable smelters and refiners of Conflict Minerals in the Company’s supply chain. Tracing Conflict Minerals to their sources is a challenge that requires the Company to rely on its suppliers in its efforts to achieve supply chain transparency, including obtaining information regarding the origin of the Conflict Minerals. The information provided by suppliers may be inaccurate or incomplete or subject to other irregularities. Moreover, because of the Company’s relative location within the supply chain in relation to the actual extraction and transport of Conflict Minerals, its ability to verify the accuracy of information reported by suppliers is limited.  In addition, we rely on information collected and provided by independent third-party audit programs, which may provide inaccurate or incomplete information or may be subject to irregularities. Accordingly, the Company can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the Conflict Minerals in the Covered Products.

Cautionary Note on Forward-Looking Statements

Forward-looking statements in this Report are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Investors are cautioned that statements in this Report that are not strictly historical statements, including without limitation, the Company’s intentions and expectations regarding further supplier engagement, due diligence, and risk mitigation efforts and strategy, constitute forward-looking statements that involve risks and uncertainties. Words such as “expects,” “goals,” “intends,” “plans,” “believes,” “seeks,” variations of these words, and similar expressions are intended to identify such forward-looking statements. Actual results could differ materially from the forward-looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties noted above with respect to the inherent limitations on due diligence measures, risks associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information, and limitations on the Company’s ability to verify the accuracy or completeness of any supply chain information provided by suppliers or others.

Appendix 1

Metal	Smelter / Refiner Name	Smelter / Refiner Country

Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Allgemeine Gold- und Silberscheideanstalt AG	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Tin	Alpha	UNITED STATES
Gold	AngloGold Ashanti Mineração Ltda	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery — Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux S.A.	SWITZERLAND
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY
Tungsten	China Minmetals Nonferrous Metals Co., Ltd.	CHINA
Tungsten	China National Nonferrous Industry Corp.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Gold	Chugai Mining Co Ltd (Dowa Mining Co. Ltd)	JAPAN
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tantalum	Conghua Tantalum & Niobium Smeltery	CHINA
Tin	Cookson	UNITED STATES
Tin	Coopersanta	BRAZIL
Gold	Corporación Nacional del Cobre (CODELCO), 100%	CHILE
Tin	CV Justindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Gold	Daejin Industry Co. Ltd	REPUBLIC OF KOREA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Gold	Do Sung Corporation	REPUBLIC OF KOREA
Gold	Doduco	GERMANY
Tin	DONGGUAN CITY XIDA SOLDERING TIN PRODUCTS CO., LTD.	CHINA
Gold	Dongguanshi Sutande Dianzi Cailiao Youxiangongsi	CHINA
Gold	Dowa Kogyo K.K.	JAPAN
Gold	Dowa Metals & Mining Co. Ltd	JAPAN
Gold	Dowa Mining Co. Ltd	JAPAN
Tantalum	Duoluoshan	CHINA
Gold	ECO-SYSTEM RECYCLING CO., LTD.	JAPAN
Tin	Empresa Metalúrgica Vinto	BOLIVIA
Tantalum	Exotech Inc.	UNITED STATES
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION

Metal	Smelter / Refiner Name	Smelter / Refiner Country

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co. Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd. (Ganzhou Grand Sea W & Mo Group Co., Ltd.)	CHINA
Tungsten	Ganzhou sinda W&Mo Co., Ltd	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tantalum	Global Advanced Metals Pty Ltd.	UNITED STATES
Tantalum	Global Advanced Metals Pty Ltd.	JAPAN
Tungsten	Global Tungsten & Powders Corp	UNITED STATES
Tungsten	Golden Egret	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Tungsten	GuangDong XiangLu Tungsten Co., Ltd. (Chaozhou Xianglu Tungsten Industry Co., Ltd.)	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH	GERMANY
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	HC Starck GmbH	GERMANY
Gold	Heimerle + Meule GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Tin	Heraeus Materials Technology GmbH & Co. KG	GERMANY
Gold	Heraeus Zhaoyuan (Changshu) Electronic Materials Co.,Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tin	Indonesian State Tin Corp	INDONESIA
Tin	Industria Brasileira de Ferro Ligas Ltda	BRAZIL
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold (Au)	Japan Mint	JAPAN
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tantalum	Jiangmen Fuxiang Electro- materials Ltd. (F&X)	CHINA
Gold	Jiangxi Copper Company Limited	CHINA
Tin	Jiangxi Nanshan	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Gold	Johnson Matthey Inc.	UNITED STATES
Gold	Johnson Matthey Ltd.	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES

Metal	Smelter / Refiner Name	Smelter / Refiner Country

Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	Korea Metal Co. Ltd	REPUBLIC OF KOREA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Liuzhou China Tin	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Gold	LS-Nikko Copper Inc	REPUBLIC OF KOREA
Tin	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Malaysia Smelting Corporation Berhad	MALAYSIA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Tin	Metallo Chimique	BELGIUM
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Gold	Metalor Technologies (Hong Kong) Ltd.	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Met-Mex Peñoles, S.A.	MEXICO
Tantalum and Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur S.A.	PERU
Gold and Tin	Mistubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Tungsten	Nanchang Cemented Carbide Limited Liability Company	CHINA
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Tin	Nihon Superior Co., Ltd	JAPAN
Tin	Nihon Kagaku Sangyo Co., Ltd	JAPAN
Gold	Nihon Material Co. LTD	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Tin	OMSA	BOLIVIA
Gold	PAMP SA	SWITZERLAND
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA

Metal	Smelter / Refiner Name	Smelter / Refiner Country

Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Tantalum	QuantumClean	UNITED STATES
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Gold	Royal Canadian Mint	CANADA
Tin	Rui Da Hung	TAIWAN
Gold	Sabin Metal Corp.	UNITED STATES
Tin	Samhwa Non-Ferrous Metal. Ind Co., Ltd.	REPUBLIC OF KOREA
Gold	SAMWON METALS Corp.	REPUBLIC OF KOREA
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Tin	ShangHai YueQiang Metal Products Co., LTD	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Tin	Soft Metais, Ltda.	BRAZIL
Tungsten and Gold	Solar Applied Materials Technology Corp.	TAIWAN
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Gold and Tungsten	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Suzhou Xingrui Noble Metal Material Co., Ltd.	CHINA
Tin	Taboca	THAILAND
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Hanbai K.K.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tantalum	Telex	UNITED STATES
Tin	Thailand Smelting and Refining Co. Ltd. (Thaisarco)	THAILAND
Gold	The Great Wall Gold and Silver Refinery of China	CHINA

Metal	Smelter / Refiner Name	Smelter / Refiner Country

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	TongLing Nonferrous Metals Group Holdings Co. Ltd.	CHINA
Gold	Torecom	REPUBLIC OF KOREA
Tantalum	Ulba	KAZAKHSTAN
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Golden Egret Special Alloy Co. Ltd	CHINA
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Yantai Zhaojin Kanfort Precious Metals Incorporated Company	CHINA
Gold	Yantai Zhaojinlifu Noble Metal Co., Ltd.	CHINA
Gold	Yokohama Metal Co Ltd	JAPAN
Tin	Yunnan Chengfeng Non-Ferrous Metals Co., Ltd.	CHINA
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Tin	Yunnan Geiju Zili Metallurgy Co. Ltd.	CHINA
Tin	Yunnan Tin Co. Ltd. (Yunnan Tin Corp.)	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Zhuzhou Cement Carbide Works	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd. [Hunan Nonferrous Metals Holding Group (HNG)]	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA